Exhibit (m)(3)

Form of Amended Schedule A

(dated [_____, 2021])

to the

MML Series Investment Fund II

Service Class and Service Class I

Distribution and Services Plan

Dated August 15, 2008

MML Blend Fund

MML Dynamic Bond Fund

MML Equity Fund

MML Equity Momentum Fund

MML Equity Rotation Fund

MML High Yield Fund

MML Inflation-Protected and Income Fund

MML iShares ® 60/40 Allocation Fund

MML iShares ® 80/20 Allocation Fund

MML Managed Bond Fund

MML Short-Duration Bond Fund

MML Small Cap Equity Fund

MML Special Situations Fund

MML Strategic Emerging Markets Fund

MML U.S. Government Money Market Fund